Exhibit 99.1

Evolent Health Announces Fourth Quarter and Full Year 2019 Results

WASHINGTON, D.C., February 25, 2020 – Evolent Health, Inc. (NYSE: EVH), a health care company that delivers proven clinical and administrative solutions to payers and providers, today announced financial results for the quarter and full year ended December 31, 2019.

Highlights from the fourth quarter and full year 2019 announcement include (all comparisons are to the quarter and full year ended December 31, 2018):

Quarter ended December 31, 2019:

•	GAAP revenue of $236.5 million, an increase of 22.5%; Adjusted Revenue of $237.5 million, an increase of 22.9%

•	Net loss attributable to common shareholders of Evolent Health, Inc. of $(198.1) million, inclusive of a non-cash goodwill impairment of $199.8 million and Adjusted EBITDA of $8.2 million

•	Lives on platform of approximately 3.7 million

Full year ended December 31, 2019:

•	GAAP revenue of $846.4 million, an increase of 35.0%; Adjusted Revenue of $848.3 million, an increase of 34.1%

•	Net loss attributable to common shareholders of Evolent Health, Inc. of $(302.0) million, inclusive of a non-cash goodwill impairment of $199.8 million and Adjusted EBITDA of $(11.0) million

•	Seven new partnership agreements entered in 2019

•	Acquisition of 70% of Passport Health Plan

Additional announcements:

•	Evolent adds a new partner, a national payer organization that will leverage a subset of New Century Health’s oncology management services to support Medicaid and Exchange members across five states.

•	Evolent expands its New Century Health partnership with Humana. Evolent will now provide Humana with clinical pathway review and provider engagement services for an initial pilot in Medicaid.

•	Successful launch of four ACO partners in the Pathways to Success program for CY2020; Evolent will manage total cost of care for more than 60,000 Medicare beneficiaries.

Frank Williams, chief executive officer of Evolent Health, Inc., commented, “Overall, we are pleased with our results for the quarter and the calendar year, having met our key strategic objectives for the year and delivering strong clinical and operational performance for our partner organizations. The combination of seven new partners and significant growth across the Evolent network helped us to achieve strong top-line growth and margin expansion over the course of the year.”
Mr. Williams commented, “We’re excited to add a new partner to our network: a national payer organization that will leverage a subset of New Century Health’s oncology management services to support Medicaid and Exchange members across five states. In addition to this new partnership, we are delighted to announce that New Century Health has expanded its existing partnership with Humana. New Century Health has provided Humana with comprehensive oncology management services in Medicare for some time and will now also provide clinical pathway review and provider engagement services in Medicaid. These new opportunities are driven by NCH’s more than 15 years of experience driving cost savings and improving quality of specialty care through the deployment of evidence-based clinical pathways and peer-to-peer education and collaboration.”
Mr. Williams continued, “We are also delighted to have formally launched four of our ACO partners in CMS’ newly launched Pathways to Success program. We look forward to working with our partners to initially manage total cost of care for more than 60,000 Medicare beneficiaries with an opportunity to expand into other programs and populations across time.”
Mr. Williams concluded, “Overall, we come into 2020 with substantial strategic momentum and high visibility into 20 percent-plus organic growth in our service business with continued margin expansion anticipated across the year. This momentum is reflected in our recent partner announcements, strong partner renewal environment and the breadth and depth of our current pipeline. In addition, we anticipate becoming cash flow positive beginning this fall, supported by a strong exit run rate heading into 2021.”
Financial Results of Evolent Health, Inc.
In our earnings releases, prepared remarks, conference calls, slide presentations and webcasts, we may use or discuss non-GAAP financial measures. Definitions of the non-GAAP financial measures, as well as reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included in this earnings release. See “Financial Statement Presentation” and “Non-GAAP Financial Measures” for more information.
Reported Results

Evolent Health, Inc. reported the following results in accordance with U.S. generally accepted accounting principles (“GAAP”):

•
Revenue of $236.5 million and $193.1 million for the three months ended December 31, 2019 and 2018, respectively, an increase of 22.5%. Revenue of $846.4 million and $627.1 million for the years ended December 31, 2019 and 2018, respectively, an increase of 35.0%.

◦
Services revenue of $204.0 million and $171.3 million for the three months ended December 31, 2019 and 2018, respectively, before intersegment eliminations of $(3.1) million and $(3.4) million, respectively. Services revenue of $687.1 million and $547.4 million for the years ended December 31, 2019 and 2018, respectively, before intersegment eliminations of $(12.5) million and $(14.3) million, respectively; and

◦
True Health premiums revenue of $35.8 million and $25.4 million for the three months ended December 31, 2019 and 2018, respectively, before intersegment eliminations of $(0.2) million and $(0.2) million, respectively. True Health premiums revenue of $172.7 million and $94.8 million for the years ended December 31, 2019 and 2018, respectively, before intersegment eliminations of $(1.0) million and $(0.8) million.

•
Cost of revenue of $155.5 million and $112.8 million for the three months ended December 31, 2019 and 2018, respectively, an increase of 37.8%. Cost of revenue of $513.1 million and $327.8 million for the years ended December 31, 2019 and 2018, respectively, an increase of 56.5%.

•
True Health claims expenses of $27.1 million and $18.8 million for the three months ended December 31, 2019 and 2018, respectively, an increase of 44.6%. True Health claims expenses of $135.8 million and $70.9 million for the years ended December 31, 2019 and 2018, respectively, an increase of 91.5%.

•	Selling, general and administrative expenses of $56.5 million and $62.9 million for the three months ended December 31, 2019 and 2018, respectively, a decrease of (10.3)%. Selling, general and administrative expenses of $257.0 million and $235.4 million for the years ended December 31, 2019 and 2018, respectively, an increase of 9.2%.

•
Net loss attributable to common shareholders of Evolent Health, Inc. of $(198.1) million and $(16.7) million for the three months ended December 31, 2019 and 2018, respectively, and $(302.0) million and $(52.7) million for the years ended December 31, 2019 and 2018, respectively.

•
Loss attributable to common shareholders of Evolent Health, Inc., per basic and diluted share, of $(2.36) and $(0.21) for the three months ended December 31, 2019 and 2018, respectively, and $(3.67) and $(0.68) for the years ended December 31, 2019 and 2018, respectively.

Adjusted Results

•
Adjusted Revenue of $237.5 million and $193.3 million for the three months ended December 31, 2019 and 2018, respectively, an increase of 22.9%. Adjusted Revenue of $848.3 million and $632.4 million for the years ended December 31, 2019 and 2018, respectively, an increase of 34.1%.

◦
Adjusted Services Revenue of $205.0 million and $171.5 million for the three months ended December 31, 2019 and 2018, respectively, before intersegment eliminations of $(3.1) million and $(3.4) million, respectively. Adjusted Services Revenue of $689.0 million and $552.8 million for the year ended December 31, 2019 and 2018, respectively, before intersegment eliminations of $(12.5) million and $(14.3) million, respectively; and

◦
True Health premiums revenue of $35.8 million and $25.4 million for the three months ended December 31, 2019 and 2018, respectively, before intersegment eliminations of $(0.2) million and $(0.2) million. True Health premiums revenue of $172.7 million and $94.8 million for the years ended December 31, 2019 and 2018, respectively, before intersegment eliminations of $(1.0) million and $(0.8) million, respectively.

•
Adjusted Cost of Revenue of $155.8 million and $111.8 million for the three months ended December 31, 2019 and 2018, respectively, an increase of 39.3%. Adjusted Cost of Revenue of $507.3 million and $323.4 million for the years ended December 31, 2019 and 2018, respectively, an increase of 56.9%.

•
True Health claims expenses of $27.1 million and $18.8 million for the three months ended December 31, 2019 and 2018, respectively, an increase of 44.6%. True Health claims expenses of $135.8 million and $70.9 million for the years ended December 31, 2019 and 2018, respectively, an increase of 91.5%.

•
Adjusted selling, general and administrative expenses of $46.5 million and $57.1 million for the three months ended December 31, 2019 and 2018, respectively, a decrease of (18.6)%. Adjusted selling, general and administrative expenses of $216.2 million and $214.9 million for the years ended December 31, 2019 and 2018, respectively, an increase of 0.6%;

•
Adjusted EBITDA of $8.2 million and $5.6 million for the three months ended December 31, 2019 and 2018, respectively. Adjusted EBITDA of $(11.0) million and $23.2 million for the years ended December 31, 2019 and 2018, respectively.

•
Adjusted Loss Available to Common Shareholders of $(5.8) million and $(5.4) million for the three months ended December 31, 2019 and 2018, respectively. Adjusted Loss Available to Common Shareholders of $(60.2) million and $(9.4) million for the years ended December 31, 2019 and 2018, respectively.

•
Adjusted Loss per Share Available to Common Shareholders of $(0.07) and $(0.07) for the three months ended December 31, 2019 and 2018, respectively. Adjusted Loss per Share Available to Common Shareholders of $(0.72) and $(0.12) for the years ended December 31, 2019 and 2018, respectively.

Total cash and cash equivalents and investments as of December 31, 2019, was $119.6 million.

Business Outlook

For the full year 2020, revenue is expected to be in the range of approximately $935.0 million to $985.0 million. The components of revenue include services revenue, which is forecasted to be approximately $820.0 million to $860.0 million, and True Health premiums revenue, which is forecasted to be approximately $125.0 million to $135.0 million; intersegment eliminations are forecasted to be approximately $(10.0) million for the full year. Adjusted EBITDA for the full year is expected to be $24.0 million to $32.0 million.

For the three months ended March 31, 2020, revenue is expected to be in the range of approximately $233.5 million to $245.5 million. The components of revenue include services revenue, which is forecasted to be approximately $205.0 million to $215.0 million, and True Health premiums revenue, which is forecasted to be approximately $31.0 million to $33.0 million; intersegment eliminations are forecasted to be approximately $(2.5) million for the quarter. Adjusted EBITDA is expected to be in the range of approximately $2.0 million to $5.0 million.

This “Business Outlook” section contains forward-looking statements, and actual results may differ materially. Factors that may cause actual results to differ materially from our current expectations are set forth below in “Forward Looking Statements - Cautionary Language” and Evolent Health, Inc.’s filings with the Securities and Exchange Commission (“SEC”). We are not providing forward looking guidance for net loss attributable to common shareholders of Evolent Health, Inc. reported financial measures. A reconciliation of forward looking Adjusted EBITDA financial measures to net loss attributable to common shareholders of Evolent Health, Inc., the most comparable GAAP financial measure, is provided in the “Guidance Reconciliation” table below.

Web and Conference Call Information

As previously announced, Evolent Health, Inc. will hold a conference call to discuss its fourth quarter and full year performance this evening, February 25, 2020, at 5:00 p.m., Eastern Time. The conference call will be available via live webcast on the Company’s Investor Relations website at http://ir.evolenthealth.com. To participate by telephone, dial 855.940.9467 or 412.317.6034 for international callers, and ask to join the Evolent Health call. Participants are advised to dial in at least fifteen minutes prior to the call to register. The call will be archived on the company’s website for one week and will be available beginning later this evening. Evolent Health invites all interested parties to attend the conference call.

###

About Evolent Health

Evolent Health (NYSE: EVH) delivers proven clinical and administrative solutions that improve whole-person health while making health care simpler and more affordable. Our solutions encompass total cost of care management, specialty care management, and administrative simplification. Evolent serves a national base of leading payers and providers, is the first company to receive the National Committee for Quality Assurance's Population Health Program Accreditation, and is consistently recognized as a top place to work in health care nationally. Learn more about how Evolent is changing the way health care is delivered by visiting evolenthealth.com.

Contacts:

Bob East	Kim Conquest
443.213.0500	540.435.2095
Investor Relations	Media Relations
InvestorRelations@evolenthealth.com	KConquest@evolenthealth.com

Financial Statement Presentation

Evolent Health, Inc. is a holding company and its principal asset is all of the Class A common units in its operating subsidiary, Evolent Health LLC, which has owned all of our operating assets and substantially all of our business since inception. The financial results of Evolent Health LLC are consolidated in the financial statements of Evolent Health, Inc.

Non-GAAP Financial Measures

In addition to disclosing financial results that are determined in accordance with GAAP, we present and discuss Adjusted Revenue, Adjusted Services Revenue, Adjusted Transformation Services Revenue, Adjusted Platform and Operations Services Revenue, Adjusted Cost of Revenue, Adjusted Selling, General and Administrative Expenses, Adjusted Depreciation and Amortization Expenses, Adjusted Total Operating Expenses, Adjusted Operating Income (Loss), Adjusted EBITDA, Services Adjusted EBITDA, True Health Adjusted EBITDA, Adjusted Earnings (Loss) Available to Common Shareholders, Adjusted Earnings (Loss) per Share Available to Common Shareholders and Adjusted Weighted-Average Common Shares, which are all non-GAAP financial measures, as supplemental measures to help investors evaluate our fundamental operational performance.

Adjusted Transformation Services Revenue and Adjusted Platform and Operations Services Revenue are defined as transformation services revenue and platform and operations services revenue, respectively, before the effect of intersegment eliminations and adjusted to exclude the impact of purchase accounting adjustments. In addition, the company’s Adjusted Transformation Services Revenue and Adjusted Platform and Operations Services Revenue for the nine months ended September 30, 2018, include a $4.5 million adjustment related to revenue that was contracted for prior to 2018 and that was properly excluded from revenue in our 2017 results under the revenue recognition rules then in effect under Accounting Standards Codification (“ASC”) 605. On January 1, 2018, we adopted the new revenue recognition rules under ASC 606 using the modified retrospective method, which required us to include this $4.5 million as part of the cumulative transition adjustment to beginning retained earnings as of January 1, 2018. Under ASC 605, and based on proportionate performance revenue recognition, we would have recognized an additional $4.5 million in revenue during 2018, primarily within our Adjusted Transformation Services Revenue. The company has therefore included this revenue, and related profit, in its adjusted results for the year ended December 31, 2018 to accurately depict our contractual revenue, as they had not been previously reported prior to 2018 and the contracts are expected to be completed within 2018. This is a one-time adjustment and it will not reoccur in future periods.

Adjusted Services Revenue is defined as the sum of Adjusted Transformation Services Revenue and Adjusted Platform and Operations Services Revenue. Adjusted Revenue is defined as the sum of Adjusted Services Revenue and True Health premiums revenue, less relevant intersegment eliminations. Management uses Adjusted Revenue, Adjusted Services Revenue, Adjusted Transformation Services Revenue and Adjusted Platform and Operations Services Revenue as supplemental performance measures because they reflect a complete view of the operational results. The measures are also useful to investors because they reflect the full view of our operational performance in line with how we generate our long term forecasts.

Adjusted Cost of Revenue and Adjusted Selling, General and Administrative Expenses are defined as cost of revenue and selling, general and administrative expenses, respectively, adjusted to exclude the impact of stock-based compensation expenses, severance costs, amortization of contract cost assets recorded as a result of a one-time ASC 606 transition adjustment, acquisition-related costs related to acquisitions and business combinations, securities offerings and other one-time adjustments. Management uses Adjusted Cost of Revenue and Adjusted Selling, General and Administrative Expenses as supplemental performance measures, which are also useful to investors, because they facilitate an understanding of our long term operational costs while removing the effect of costs that are not expected to reoccur frequently (e.g. acquisition-related costs) and non-cash (e.g. stock-based compensation expenses) in nature. Additionally, these supplemental performance measures facilitate understanding a breakdown of our Adjusted Total Operating Expenses. Adjustments for acquisition-related costs incurred generally represent professional service fees and direct expenses related to acquisitions. Because we do not acquire businesses on a predictable cycle, we do not consider the amount of acquisition-related costs to be a representative component of the day-to-day operating performance of our business.

Adjusted Depreciation and Amortization Expenses is defined as depreciation and amortization expenses adjusted to exclude the impact of amortization expenses related to intangible assets acquired through acquisitions and business combinations. Management uses Adjusted Depreciation and Amortization Expenses as a supplemental performance measure because it reflects a complete view of the operational results. The measure is also useful to investors because it facilitates understanding a breakdown of our Adjusted Total Operating Expenses.

Adjusted Total Operating Expenses is defined as the sum of Adjusted Cost of Revenue, Adjusted Selling, General and Administrative Expenses and Adjusted Depreciation and Amortization Expenses, and reflects the adjustments made in those non-GAAP measures. Adjusted Total Operating Expenses is further adjusted to exclude the impact of infrequent adjustments such as goodwill impairment and one-time adjustments, such as severance costs, and items arising from acquisitions and business combinations, such as changes in fair value of contingent consideration and indemnification assets.

Adjusted Operating Income (Loss) is defined as Adjusted Revenue less Adjusted Total Operating Expenses, and reflects the adjustments made in those non-GAAP measures.

Adjusted EBITDA is defined as EBITDA (net loss attributable to common shareholders of Evolent Health, Inc. before interest income, interest expense, (provision) benefit for income taxes, depreciation and amortization expenses), adjusted to exclude goodwill impairment, loss from equity method investees, gain on disposal of assets, changes in fair value of contingent consideration and indemnification asset, other income (expense), net, net loss attributable to non-controlling interests, ASC 606 transition adjustments, purchase accounting adjustments, stock-based compensation expenses, severance costs, amortization of contract cost assets recorded as a result of a one-time ASC 606 transition adjustment, acquisition-related costs, and other infrequently occurring adjustments.

Management uses Adjusted EBITDA as a supplemental performance measure because the removal of acquisition-related costs, one-time or non-cash items (e.g. depreciation, amortization and stock-based compensation expenses) allows us to focus on operational performance. We believe that this measure is also useful to investors because it allows further insight into the period over period operational performance in a manner that is comparable to other organizations in our industry and in the market in general.

Adjusted Earnings (Loss) Available to Common Shareholders is defined as earnings (loss) available to common shareholders adjusted to exclude, income (loss) from equity method investees, (provision) benefit for income taxes, other income (expense), net, gain on disposal of assets, goodwill impairment, changes in fair value of contingent consideration and indemnification assets, net (income) loss attributable to non-controlling interests, purchase accounting adjustments, stock-based compensation expenses, severance costs, amortization of contract cost assets recorded as a result of a one-time ASC 606 transition adjustment, acquisition-related costs and other one-time adjustments (which for the year ended December 31, 2018, includes the ASC transition adjustment described above).

Adjusted Weighted-Average Common Shares is defined as weighted average common shares (diluted) adjusted to include, in periods of net loss, the dilutive or potentially dilutive effect of the assumed conversion of Class B common shares to Class A common shares.

Adjusted Earnings (Loss) per Share Available to Common Shareholders is defined as Adjusted Earnings (Loss) Available to Common Shareholders divided by Adjusted Weighted-Average Common Shares, and reflects the adjustments made in those non-GAAP measures.

Management uses Adjusted Earnings (Loss) Available to Common Shareholders, Adjusted Weighted-Average Common Shares and Adjusted Earnings (Loss) per Share Available to Common Shareholders because these performance measures represent our core operating performance distributed amongst all of our investors which is not represented by the GAAP results across time due to our complex equity structure. We believe that these measures are also useful to investors for the same reason.

These adjusted measures do not represent and should not be considered as alternatives to GAAP measurements, and our calculations thereof may not be comparable to similarly entitled measures reported by other companies. A reconciliation of these adjusted measures to their most comparable GAAP financial measures is presented in the tables below. We believe these measures are useful across time in evaluating our fundamental core operating performance.

Evolent Health, Inc.
Consolidated Statements of Operations and Comprehensive Income (Loss)
(unaudited)

(in thousands, except per share data)	For the Three		For the Years
	Months Ended		Ended
	December 31,		December 31,
	2019	2018	2019	2018
Revenue
Transformation services	$4,722	8,966	15,203	32,916
Platform and operations services	196,186	158,932	659,438	500,190
Premiums	35,617	25,206	171,742	93,957
Total revenue	236,525	193,104	846,383	627,063

Expenses
Cost of revenue (exclusive of depreciation and amortization expenses presented separately below)	155,472	112,836	513,059	327,825
Claims expenses	27,130	18,764	135,774	70,889
Selling, general and administrative expenses	56,468	62,923	257,046	235,418
Depreciation and amortization expenses	15,947	14,633	60,913	44,515
Gain on disposal of assets	—	—	(9,600)	—
Goodwill impairment	199,800	—	199,800	—
Change in fair value of contingent consideration and indemnification asset	(3,697)	(2,700)	(3,997)	(4,104)
Total operating expenses	451,120	206,456	1,152,995	674,543
Operating loss	(214,595)	(13,352)	(306,612)	(47,480)
Interest income	961	522	3,987	3,440
Interest expense	(3,722)	(2,923)	(14,534)	(5,484)
Loss from equity method investees	(3,278)	(1,949)	(9,465)	(4,736)
Other income (expense), net	(248)	173	(492)	109
Loss before income taxes and non-controlling interests	(220,882)	(17,529)	(327,116)	(54,151)
Provision (benefit) for income taxes	(21,589)	11	(21,536)	40
Net loss	(199,293)	(17,540)	(305,580)	(54,191)
Net loss attributable to non-controlling interests	(1,197)	(853)	(3,609)	(1,533)
Net loss attributable to common shareholders of Evolent Health, Inc.	$(198,096)	$(16,687)	$(301,971)	$(52,658)

Loss per Common Share
Basic and diluted	$(2.36)	$(0.21)	$(3.67)	$(0.68)

Weighted-Average Common Shares Outstanding
Basic and diluted	83,944	78,723	82,364	77,338

Comprehensive loss
Net loss	$(199,293)	$(17,540)	$(305,580)	$(54,191)
Other comprehensive loss, net of taxes, related to:
Foreign currency translation adjustment	(19)	82	(52)	(182)
Total comprehensive loss	(199,312)	(17,458)	(305,632)	(54,373)
Total comprehensive loss attributable to non-controlling interests	(1,197)	(853)	(3,609)	(1,533)
Total comprehensive loss attributable to common shareholders of Evolent Health, Inc.	$(198,115)	$(16,605)	$(302,023)	$(52,840)

Evolent Health, Inc.
Condensed Consolidated Balance Sheets
(unaudited)

(in thousands)	As of
	December 31,
	2019	2018
Cash and cash equivalents	$101,008	$228,320
Restricted cash	27,523	160,005
Restricted investments	817	818
Total current assets	228,801	487,966
Investments, at amortized cost	16,751	10,010
Intangible assets, net	308,459	335,036
Goodwill	572,064	768,124
Total assets	1,498,015	1,722,281

Accounts payable	37,488	146,760
Long-term debt, net of discount	293,667	221,041
Total liabilities	568,968	532,925

Total shareholders' equity (deficit) attributable to Evolent Health, Inc.	922,358	1,143,824
Non-controlling interests	6,689	45,532
Total liabilities and shareholders' equity (deficit)	1,498,015	1,722,281

Evolent Health, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited)

(in thousands)	For the Years
	Ended
	December 31,
	2019	2018
Net cash and restricted cash used in operating activities	$(42,645)	(20,651)
Net cash and restricted cash used in investing activities	(181,634)	(160,375)
Net cash and restricted cash provided by (used in) financing activities	(35,545)	274,024
Effect of exchange rate on cash and cash equivalents and restricted cash	30	(36)
Net increase (decrease) in cash and cash equivalents and restricted cash	(259,794)	92,962
Cash and cash equivalents and restricted cash as of beginning-of-year	388,325	295,363
Cash and cash equivalents and restricted cash as of end-of-year	$128,531	388,325

Evolent Health, Inc.
Reconciliation of Adjusted Results of Operations
(unaudited)

(in thousands)	For the Three Months Ended December 31, 2019			For the Three Months Ended December 31, 2018			Evolent Health, Inc. as Reported		Evolent Health, Inc. as Adjusted
	Evolent		Evolent	Evolent		Evolent
	Health, Inc.		Health, Inc.	Health, Inc.		Health, Inc.	Change Over Prior Period		Change Over Prior Period
	as Reported	Adjustments	as Adjusted	as Reported	Adjustments	as Adjusted	$	%	$	%
Revenue
Transformation services	$4,722	$—	$4,722	$8,966	$—	$8,966	$(4,244)	(47.3)%	$(4,244)	(47.3)%
Platform and operations services (1)	196,186	989	197,175	158,932	214	159,146	37,254	23.4%	38,029	23.9%
Premiums	35,617	—	35,617	25,206	—	25,206	10,411	41.3%	10,411	41.3%
Total revenue	236,525	989	237,514	193,104	214	193,318	43,421	22.5%	44,196	22.9%
Expenses
Cost of revenue (exclusive of depreciation and amortization expenses presented separately below) (2)	155,472	308	155,780	112,836	(987)	111,849	42,636	37.8%	43,931	39.3%
Claims expenses	27,130	—	27,130	18,764	—	18,764	8,366	44.6%	8,366	44.6%
Selling, general and administrative expenses (3)	56,468	(10,017)	46,451	62,923	(5,848)	57,075	(6,455)	(10.3)%	(10,624)	(18.6)%
Depreciation and amortization expenses (4)	15,947	(6,281)	9,666	14,633	(5,884)	8,749	1,314	9.0%	917	10.5%
Goodwill impairment	199,800	(199,800)	—	—	—	—	199,800	—%	—	—%
Change in fair value of contingent consideration	(3,697)	3,697	—	(2,700)	2,700	—	(997)	(36.9)%	—	—%
Total operating expenses	451,120	(212,093)	239,027	206,456	(10,019)	196,437	244,664	118.5%	42,590	21.7%
Operating income (loss)	$(214,595)	$213,082	$(1,513)	$(13,352)	$10,233	$(3,119)	$(201,243)	(1,507.2)%	$1,606	51.5%

Total operating expenses as a percentage of total revenue	190.7%		100.6%	106.9%		101.6%

(1)
Adjustments to platform and operations services revenue include deferred revenue purchase accounting adjustments of approximately $1.0 million and $0.2 million for the three months ended December 31, 2019 and 2018, respectively, resulting from our acquisitions and business combinations.

(2)
Adjustments to cost of revenue include $(0.6) million and $0.3 million in stock-based compensation expense for the three months ended December 31, 2019 and 2018, respectively. Adjustments also include acquisition-related costs of approximately $0.1 million for the three months ended December 31, 2019, resulting from acquisitions and business combinations. The adjustments also include approximately $0.2 million and $0.6 million, respectively, related to the amortization of contract cost assets recorded as a result of the one-time ASC 606 transition adjustment, for the three months ended December 31, 2019 and 2018, respectively.

(3)
Adjustments to selling, general and administrative expenses include $1.2 million and $4.7 million in stock-based compensation expense for the three months ended December 31, 2019 and 2018, respectively. Adjustments also include acquisition-related costs of $6.3 million and $0.4 million for the three months ended December 31, 2019 and 2018, respectively, resulting from acquisitions and business combinations. Adjustments for the three months ended December 31, 2019 and 2018 also include $2.6 million and $0.7 million of one-time severance costs, respectively.

(4)
Adjustments to depreciation and amortization expenses of approximately $6.3 million and $5.9 million for the three months ended December 31, 2019 and 2018, respectively, relate to amortization of intangible assets acquired via asset acquisitions and business combinations.

Evolent Health, Inc.
Reconciliation of Adjusted Results of Operations
(unaudited)

(in thousands)	For the Year Ended December 31, 2019			For the Year Ended December 31, 2018			Evolent Health, Inc. as Reported		Evolent Health, Inc. as Adjusted
	Evolent		Evolent	Evolent		Evolent
	Health, Inc.		Health, Inc.	Health, Inc.		Health, Inc.	Change Over Prior Period		Change Over Prior Period
	as Reported	Adjustments	as Adjusted	as Reported	Adjustments	as Adjusted	$	%	$	%
Revenue
Transformation services (1)	$15,203	$—	$15,203	$32,916	$3,655	$36,571	$(17,713)	(53.8)%	$(21,368)	(58.4)%
Platform and operations services (1)	659,438	1,915	661,353	500,190	1,704	501,894	159,248	31.8%	159,459	31.8%
Premiums	171,742	—	171,742	93,957	—	93,957	77,785	82.8%	77,785	82.8%
Total revenue	846,383	1,915	848,298	627,063	5,359	632,422	219,320	35.0%	215,876	34.1%
Expenses
Cost of revenue (exclusive of depreciation and amortization expenses presented separately below) (2)	513,059	(5,758)	507,301	327,825	(4,426)	323,399	185,234	56.5%	183,902	56.9%
Claims expenses	135,774	—	135,774	70,889	—	70,889	64,885	91.5%	64,885	91.5%
Selling, general and administrative expenses (3)	257,046	(40,857)	216,189	235,418	(20,509)	214,909	21,628	9.2%	1,280	0.6%
Depreciation and amortization expenses (4)	60,913	(24,476)	36,437	44,515	(14,028)	30,487	16,398	36.8%	5,950	19.5%
Loss on disposal of assets	(9,600)	9,600	—	—	—	—	(9,600)	—%	—	—%
Goodwill impairment	199,800	(199,800)	—	—	—	—	199,800	—%	—	—%
Change in fair value of contingent consideration and indemnification asset	(3,997)	3,997	—	(4,104)	4,104	—	107	2.6%	—	—%
Total operating expenses	1,152,995	(257,294)	895,701	674,543	(34,859)	639,684	478,452	70.9%	256,017	40.0%
Operating income (loss)	$(306,612)	$259,209	$(47,403)	$(47,480)	$40,218	$(7,262)	$(259,132)	(545.8)%	$(40,141)	(552.8)%

Total operating expenses as a percentage of total revenue	136.2%		105.6%	107.6%		101.1%

(1)
Adjustments to platform and operations services revenue include deferred revenue purchase accounting adjustments of approximately $1.9 million and $0.9 million for the years ended December 31, 2019 and 2018, respectively, resulting from our acquisitions and business combinations. Adjustments to transformation services revenue and platform and operations services revenue for the year ended December 31, 2018, include approximately $3.7 million and $0.8 million, respectively, resulting from our transition adjustments related to the implementation of ASC 606.

(2)
Adjustments to cost of revenue include $2.7 million and $1.5 million in stock-based compensation expense for the years ended December 31, 2019 and 2018, respectively. Adjustments also include acquisition-related costs of approximately $0.4 million for the year ended December 31, 2019, resulting from acquisitions and business combinations. The adjustments also include $2.7 million and $2.3 million related to the amortization of contract cost assets recorded as a result of the one-time ASC 606 transition adjustment for the years ended December 31, 2019 and 2018, respectively, and $0.7 million of one-time severance costs for the year ended December 31, 2018.

(3)
Adjustments to selling, general and administrative expenses include $12.9 million and $16.1 million in stock-based compensation expense for the years ended December 31, 2019 and 2018, respectively. Adjustments also include acquisition-related costs of $10.6 million and $2.8 million for the years ended December 31, 2019 and 2018, respectively, resulting from acquisitions and business combinations. The adjustments also include $17.4 million and $1.6 million related to one-time severance costs for the years ended December 31, 2019 and 2018, respectively.

(4)
Adjustments to depreciation and amortization expenses of approximately $24.5 million and $14.0 million for the years ended December 31, 2019 and 2018, respectively, related to amortization of intangible assets acquired via asset acquisitions and business combinations.

Evolent Health, Inc.
Segment Results
(unaudited)

	Services	True Health	Intersegment Eliminations	Consolidated
Revenue
Three Months Ended December 31, 2019
Services:
Transformation Services	$4,722	$—	$—	$4,722
Platform and Operations Services	199,281	—	(3,095)	196,186
Services Revenue	204,003	—	(3,095)	200,908
True Health:
Premiums	—	35,817	(200)	35,617
Total revenue	$204,003	$35,817	$(3,295)	$236,525

Three Months Ended December 31, 2018
Services:
Transformation Services	$8,966	$—	$—	$8,966
Platform and Operations Services	162,309	—	(3,377)	158,932
Services Revenue	171,275	—	(3,377)	167,898
True Health:
Premiums	—	25,410	(204)	25,206
Total revenue	$171,275	$25,410	$(3,581)	$193,104

		True Health	Segments
	Services		Total
Three Months Ended December 31, 2019
Adjusted EBITDA	$6,489	$1,661	$8,150

Three Months Ended December 31, 2018
Adjusted EBITDA	$4,635	$995	$5,630

Evolent Health, Inc.
Segment Results
(unaudited)

		True Health	Intersegment
	Services		Eliminations	Consolidated
Revenue
For the Year Ended December 31, 2019
Services:
Transformation Services	$15,203	$—	$—	$15,203
Platform and Operations Services	671,919	—	(12,481)	659,438
Services Revenue	687,122	—	(12,481)	674,641
True Health:
Premiums(1)	—	172,722	(980)	171,742
Total revenue	$687,122	$172,722	$(13,461)	$846,383

For the Year Ended December 31, 2018
Services:
Transformation Services	$32,916	$—	$—	$32,916
Platform and Operations Services	514,515	—	(14,325)	500,190
Services Revenue	547,431	—	(14,325)	533,106
True Health:
Premiums(1)	—	94,763	(806)	93,957
Total revenue	$547,431	$94,763	$(15,131)	$627,063

		True Health	Segments
	Services		Total
For the Year Ended December 31, 2019
Adjusted EBITDA	$(14,667)	$3,699	$(10,968)

For the Year Ended December 31, 2018
Adjusted EBITDA	$21,310	$1,915	$23,225

Evolent Health, Inc.
Reconciliation of Adjusted EBITDA to Net Income (Loss)
Attributable to Common Shareholders of Evolent Health, Inc.
(unaudited, in thousands except share and per share data)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2019	2018	2019	2018
Net loss attributable to common shareholders of Evolent Health, Inc.	$(198,096)	$(16,687)	$(301,971)	$(52,658)
Less:
Interest income	961	522	3,987	3,440
Interest expense	(3,722)	(2,923)	(14,534)	(5,484)
(Provision) benefit for income taxes	21,589	(11)	21,536	(40)
Depreciation and amortization expenses	(15,947)	(14,633)	(60,913)	(44,515)
EBITDA	(200,977)	358	(252,047)	(6,059)
Less:
Goodwill impairment	(199,800)	—	(199,800)	—
Loss from equity method investees	(3,278)	(1,949)	(9,465)	(4,736)
Gain on disposal of assets	—	—	9,600	—
Change in fair value of contingent consideration and indemnification asset	3,697	2,700	3,997	4,104
Other income (expense), net	(248)	173	(492)	109
Net loss attributable to non-controlling interests	1,197	853	3,609	1,533
ASC 606 transition adjustments	—	—	—	(4,498)
Purchase accounting adjustments	(989)	(214)	(1,915)	(861)
Stock-based compensation expense	(572)	(5,049)	(15,618)	(17,609)
Severance costs	(2,560)	(716)	(17,350)	(2,205)
Amortization of contract cost assets	(263)	(658)	(2,876)	(2,456)
Acquisition-related costs	(6,311)	(412)	(10,769)	(2,665)
Adjusted EBITDA	$8,150	$5,630	$(10,968)	$23,225

Adjusted EBITDA per Common Share
Basic and diluted	$0.10	$0.07	$(0.13)	$0.30

Weighted-Average Common Shares Outstanding
Basic and diluted	83,944	78,723	82,364	77,338

Evolent Health, Inc.
Reconciliation of Adjusted Earnings (Loss) Available to Common
Shareholders to Earnings (Loss) Available to Common Shareholders
(unaudited, in thousands except share and per share data)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2019	2018	2019	2018
Loss Available to Common Shareholders - Basic and Diluted (a)	$(198,096)	$(16,687)	$(301,971)	$(52,658)
Less:
Loss from equity method investees	(3,278)	(1,949)	(9,465)	(4,736)
Benefit for change in tax structure	22,897	—	22,897	136
Other income (expense), net	—	—	431	—
Gain on disposal of assets	—	—	9,600	—
Goodwill impairment	(199,800)	—	(199,800)	—
Change in fair value of contingent consideration and indemnification asset	3,697	2,700	3,997	4,104
Net loss attributable to non-controlling interests	1,197	853	3,609	1,533
ASC 606 transition adjustment	—	—	—	(4,498)
Purchase accounting adjustments	(7,270)	(6,098)	(26,391)	(14,889)
Stock-based compensation expense	(572)	(5,049)	(15,618)	(17,609)
Severance costs	(2,560)	(716)	(17,350)	(2,205)
Amortization of contract cost assets	(263)	(658)	(2,876)	(2,456)
Acquisition-related costs	(6,311)	(412)	(10,769)	(2,665)
Adjusted Loss Available to Common Shareholders (b)	$(5,833)	$(5,358)	$(60,236)	$(9,373)

Loss per Share Available to Common Shareholders - Basic and Diluted (a) (1)	$(2.36)	$(0.21)	$(3.67)	$(0.68)

Adjusted Loss per Share Available to Common Shareholders (b) (2)	$(0.07)	$(0.07)	$(0.72)	$(0.12)

Weighted-average common shares - basic and diluted (1)	83,944	78,723	82,364	77,338
Adjusted Weighted-Average Common Shares (3)	84,597	82,274	83,763	79,169

(1)	For periods of net loss, shares used in both the basic and diluted earnings per share calculation represent basic shares as using diluted shares would be anti-dilutive.

(2)	Represents Adjusted Earnings (Loss) Available to Common Shareholders divided by Adjusted Weighted-Average Common Shares as described in footnote 3 below.

(3)
Represents the weighted-average common shares (diluted) adjusted to include, in periods of net loss, the dilutive or potentially dilutive effect of the assumed conversion of Class B common shares to Class A common shares. See the reconciliation of Adjusted Weighted-Average Common to diluted weighted-average common shares on the following page.

Evolent Health, Inc.
Reconciliation of Adjusted Weighted-Average Common
Shares to Diluted Weighted-Average Common Shares
(unaudited)

(in thousands)	For the Three Months Ended December 31,		For the Year Ended December 31,
	2019	2018	2019	2018
Weighted-average common shares - diluted	83,944	78,723	82,364	77,338
Assumed conversion of Class B common shares to Class A common shares (1)	653	3,551	1,399	1,831
Adjusted Weighted-Average Common Shares	84,597	82,274	83,763	79,169

(1)	All Class B common shares were converted to Class A common shares as of December 31, 2019.

Evolent Health, Inc.
Guidance Reconciliation
(unaudited)

(in thousands)	For the Three	For the Twelve
	Months Ended	Months Ended
	March 31,	December 31,
	2020	2020
Net loss attributable to common shareholders of Evolent Health, Inc.	$(44,650)	$(103,600)
Less:
Interest expense	(5,200)	(20,800)
Depreciation and amortization expenses	(16,500)	(66,000)
EBITDA	(22,950)	(16,800)
Less:
Loss from equity method investees	(17,000)	(5,000)
Stock-based compensation expense	(6,000)	(24,000)
Severance costs	(2,000)	(10,000)
Amortization of contract cost assets	(450)	(1,800)
Acquisition-related costs	(1,000)	(4,000)
Adjusted EBITDA	$3,500	$28,000

The guidance reconciliation provided above reconciles the midpoint of the respective guidance ranges to the most comparable GAAP measure.

FORWARD-LOOKING STATEMENTS - CAUTIONARY LANGUAGE

Certain statements made in this report and in other written or oral statements made by us or on our behalf are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). A forward-looking statement is a statement that is not a historical fact and, without limitation, includes any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words like: “believe,” “anticipate,” “expect,” “estimate,” “aim,” “predict,” “potential,” “continue,” “plan,” “project,” “will,” “should,” “shall,” “may,” “might” and other words or phrases with similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, trends in our businesses, prospective services, future performance or financial results and the outcome of contingencies, such as legal proceedings. We claim the protection afforded by the safe harbor for forward-looking statements provided by the PSLRA.

These statements are only predictions based on our current expectations and projections about future events. Forward-looking statements involve risks and uncertainties that may cause actual results, level of activity, performance or achievements to differ materially from the results contained in the forward-looking statements. Risks and uncertainties that may cause actual results to vary materially, some of which are described within the forward-looking statements, include, among others:

•
the significant portion of revenue we derive from our largest partners, and the potential loss, termination or renegotiation of our relationship or contract with Passport or another significant partner, or multiple partners in the aggregate;

•
uncertainty relating to expected future revenues from Passport, and the value of our investment in Passport, including as a result of the ongoing Medicaid request for proposal process in the Commonwealth of Kentucky;

•	the structural change in the market for health care in the United States;

•	uncertainty in the health care regulatory framework, including the potential impact of policy changes;

•	uncertainty in the public exchange market;

•	the uncertain impact of CMS waivers to Medicaid rules and changes in membership and rates;

•	the uncertain impact the results of elections may have on health care laws and regulations;

•	our ability to effectively manage our growth and maintain an efficient cost structure;

•	our ability to offer new and innovative products and services;

•
risks related to completed and future acquisitions, investments, alliances and joint ventures, including the partnership with GlobalHealth, the acquisition of assets from New Mexico Health Connections (“NMHC”), and the acquisitions of Valence Health Inc., excluding Cicerone Health Solutions, Inc. (“Valence Health”), Aldera Holdings, Inc. (“Aldera”), NCIS Holdings, Inc. (“New Century Health”), and Passport, which may be difficult to integrate, divert management resources, or result in unanticipated costs or dilute our stockholders;

•	our ability to consummate opportunities in our pipeline;

•	risks relating to our ability to maintain profitability for our total cost of care and New Century Health’s performance-based contracts and products, including capitation and risk-bearing contracts;

•
the growth and success of our partners, which is difficult to predict and is subject to factors outside of our control, including governmental funding reductions and other policy changes, enrollment numbers for our partners’ plans (including in Florida), premium pricing reductions, selection bias in at-risk membership and the ability to control and, if necessary, reduce health care costs;

•	our ability to attract new partners and successfully capture new growth opportunities;

•	the increasing number of risk-sharing arrangements we enter into with our partners;

•	our ability to recover the significant upfront costs in our partner relationships;

•	our ability to estimate the size of our target markets;

•	our ability to maintain and enhance our reputation and brand recognition;

•	consolidation in the health care industry;

•	competition which could limit our ability to maintain or expand market share within our industry;

•	risks related to governmental payer audits and actions, including whistleblower claims;

•	our ability to partner with providers due to exclusivity provisions in our contracts;

•	restrictions and penalties as a result of privacy and data protection laws;

•	adequate protection of our intellectual property, including trademarks;

•	any alleged infringement, misappropriation or violation of third-party proprietary rights;

•	our use of “open source” software;

•	our ability to protect the confidentiality of our trade secrets, know-how and other proprietary information;

•	our reliance on third parties and licensed technologies;

•	our ability to use, disclose, de-identify or license data and to integrate third-party technologies;

•	data loss or corruption due to failures or errors in our systems and service disruptions at our data centers;

•	online security risks and breaches or failures of our security measures, including with respect to privacy of health information;

•	our reliance on Internet infrastructure, bandwidth providers, data center providers, other third parties and our own systems for providing services to our users;

•	our reliance on third-party vendors to host and maintain our technology platform;

•	our ability to contain health care costs, implement increases in premium rates on a timely basis, maintain adequate reserves for policy benefits or maintain cost effective provider agreements;

•	True Health’s ability to enter the individual market;

•	the risk of a significant reduction in the enrollment in our health plan;

•	our ability to accurately underwrite performance-based risk-bearing contracts;

•	risks related to our offshore operations;

•	our dependency on our key personnel, and our ability to attract, hire, integrate and retain key personnel;

•	the impact of additional goodwill and intangible asset impairments on our results of operations;

•
our indebtedness, our ability to service our indebtedness, the impact of covenants in our credit agreement on our business, our ability to access the delayed draw loan under our credit facility and our ability to obtain additional financing;

•	our ability to achieve profitability in the future;

•	our adjusted results may not be representative of our future performance;

•	the impact of litigation, including the ongoing class action lawsuit;

•	the impact of changes in accounting principles and guidance on our reported results;

•	our obligations to make payments to certain of our pre-IPO investors for certain tax benefits we may claim in the future;

•	our ability to utilize benefits under the tax receivables agreement described herein;

•
our ability to realize all or a portion of the tax benefits that we currently expect to result from exchanges of Class B common units of Evolent Health LLC for our Class A common stock, and to utilize certain tax attributes of Evolent Health Holdings and an affiliate of TPG Global, LLC (along with its affiliates, “TPG”);

•	our obligations to make payments under the tax receivables agreement that may be accelerated or may exceed the tax benefits we realize;

•	the terms of agreements between us and certain of our pre-IPO investors;

•	the conditional conversion feature of the 2025 Notes, which, if triggered, could require us to settle the 2025 Notes in cash;

•	the impact of the accounting method for convertible debt securities that may be settled in cash;

•	the potential volatility of our Class A common stock price;

•	the potential decline of our Class A common stock price if a substantial number of shares are sold or become available for sale;

•
provisions in our second amended and restated certificate of incorporation and second amended and restated by-laws and provisions of Delaware law that discourage or prevent strategic transactions, including a takeover of us;

•	the ability of certain of our investors to compete with us without restrictions;

•
provisions in our second amended and restated certificate of incorporation which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees;

•	our intention not to pay cash dividends on our Class A common stock; and

•	our ability to maintain effective internal control over financial reporting.

The risks included here are not exhaustive. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, and other documents filed with the SEC include additional factors that could affect our businesses and financial performance. Moreover, we operate in a rapidly changing and competitive environment. New risk factors emerge from time to time, and it is not possible for management to predict all such risk factors.

Further, it is not possible to assess the effect of all risk factors on our businesses or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. In addition, we disclaim any obligation to update any forward-looking statements to reflect events or circumstances that occur after the date of this release.